EXHIBIT 10.1

FIRST AMENDMENT TO
EAST TENNESSEE MATERIALS
& ENERGY CORPORATION
PROMISSORY NOTE

This First Amendment, dated December 29, 2008 (“First Amendment”), to the East Tennessee Materials & Energy Corporation (“M&EC”) Promissory Note, dated June 7, 2001 (the “Note”), in the principal sum of $3,673,732.56, together with variable interest on the unpaid principal balance at the rate and method set out therein, made payable to Performance Development Corporation (“PDC”), amends the Note as provided herein.

WHEREAS, as of December 31, 2008, and prior to the payment of the installment payment due on December 31, 2008, as described in Section 1 of this First Amendment, the unpaid balance of principal and accrued interest due on the Note will be $3,066,226.64 (the “Remaining Balance”), consisting of the remaining unpaid principal balance due under the Note and all of the interest due on the Note for the periods after May 31, 2001, through December 31, 2008, all of which interest was due and payable in one lump sum on December 31, 2008;

WHEREAS, PDC has represented to M&EC that it has not assigned or transferred, in any manner, the Note, or any portion thereof, and is still the owner in all respects of the Note;

WHEREAS, M&EC and PDC have agreed that the Note is hereby amended so that the Remaining Balance due on the Note shall be payable, in the same manner and amount, and with accrued interest on the same basis as set out in, that certain letter dated December 22, 2008 (“Extension Letter”) from Camella Lucas, Revenue Officer, Internal Revenue Service, to PDC, extending the terms and conditions of the IRS Form 433-D, Installment Agreement, with PDC referred to in the Note (“Installment Agreement”), as follows:

1.           The requirement to pay the Remaining Balance due on December 31, 2008 under the Note is hereby deleted, and M&EC shall pay the Remaining Balance due on the Note in the following installments:

$500,000.00 payable on December 31, 2008 prior to noon;
$100,000.00 payable on January 27, 2009;
$100,000.00 payable on February 27, 2009;
$100,000.00 payable on March 27, 2009;
$100,000.00 payable on April 27, 2009;
$100,000.00 payable on May 27, 2009; and

The unpaid Remaining Balance, together with any accrued and unpaid interest due on the unpaid Remaining Balance as required under the Note and as computed by the IRS pursuant thereto, shall be payable by M&EC on June 30, 2009.

2.           As set forth in the Note, no payments shall be made by M&EC to PDC or any of PDC’s affiliates, unless otherwise agreed in writing by M&EC and PDC.  Rather, pursuant to the existing written instructions from PDC, M&EC shall make all payments in the amounts and on the dates set forth in Section 1 above of this First Amendment directly to the IRS, attn. Camella Lucas, Revenue Officer, against PDC’s obligations as set forth in the Extension Letter amending the Installment Agreement.

3.           All of the other terms and provisions of the Note shall remain unchanged.

4.           The Note, as modified and amended by this First Amendment, shall remain in full force and effect.

5.           PDC has represented to M&EC that PDC has not assigned or transferred the Note, or any portion thereof, in any manner and is the sole owner, in all respects, of the Note.

6.           Each of the parties hereto represent and warrant to the other that the execution and delivery of this First Amendment have been duly and validly authorized and approved by all requisite corporate action on its part.

7.           PDC shall mark the original of the Note as follows:  “As Amended by the First Amendment, dated December 29, 2008”, and a copy of the Note, as so marked, shall be delivered promptly to counsel of the maker at the following address:  Conner & Winters, LLP, 1700 One Leadership Square, 211 North Robinson Avenue, Oklahoma City, Oklahoma 73102, Attn. Irwin H. Steinhorn, Esq.

8.           M&EC acknowledges receipt of a copy of the Extension Letter.

9.           This First Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to each of the other parties hereto.

IN WITNESS WHEREOF, the parties have entered into this First Amendment on the date set forth above.

EAST TENNESSEE ENERGY & MATERIALS CORPORATION

By:	/s/ Dr. Louis F. Centofanti
Dr. Louis F. Centofanti, President

(“M&EC”)

PERFORMANCE DEVELOPMENT CORPORATION

By:	/s/ Joe W. Anderson
Joe W. Anderson, Chairman & Chief Executive Officer

(“PDC”)